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                                                                 EXHIBIT (n)(ii)

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Prospectus and Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 1 to the Registration Statement (Form N-2) (No. 333-105372/811-21353) of SEI Opportunity Fund, L.P. of our report dated May 17, 2004, included in the 2004 Annual Reports to partners.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
January 18, 2005